UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement.

On June 6, 2023, TransCode Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchaser named therein (the “Purchaser”), pursuant to which the Company agreed to sell, in a public offering (the “Offering”), an aggregate of 2,000,000 shares of the Company’s common stock (or common stock equivalent in the form of a pre-funded warrant (the “Pre-Funded Warrants”)), par value $0.0001 per share (the “Common Stock”), together with accompanying Series A-1 warrants (the “Series A-1 Warrants”) to purchase 2,000,000 shares of Common Stock and Series A-2 warrants (the “Series A-2 Warrants”) to purchase 2,000,000 shares of Common Stock, at a purchase price of $3.50 per share (or common stock equivalent) and accompanying warrants for gross proceeds to the Company of approximately $7.0 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company. The Offering is expected to close on June 9, 2023, subject to the satisfaction of customary closing conditions.

The Series A-1 Warrants and the Series A-2 Warrants (collectively, the “Common Stock Purchase Warrants”) are identical in all material respects. The Common Stock Purchase Warrants will be exercisable at any time following the date of issuance, expire three years following the date of sale and have an exercise price of $3.25 per share. The Company also agreed to issue to the placement agent warrants to purchase up to 7.0% of the aggregate number of shares of Common Stock sold in the Offering, or 140,000 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants will be exercisable following the date of issuance, expire three years following the closing date of the Offering and have an exercise price of $4.375 per share.

The 2,000,000 shares of Common Stock (or Pre-Funded Warrants), Common Stock Purchase Warrants and Placement Agent Warrants were offered and sold pursuant to a registration statement on Form S-1 (File No. 333- 272082), which was filed with the Securities and Exchange Commission (the “Commission”) on May 19, 2023, amended on June 5, 2023 and June 6, 2023, and was declared effective by the Commission on June 6, 2023 (the “Registration Statement”).

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants, the Common Stock Purchase Warrants and the Placement Agent Warrants are not complete and are qualified in their entirety by references to the full text of the Form of Purchase Agreement, the Form of the Pre-Funded Warrant, the Form of Common Stock Purchase Warrant and the Form of Placement Agent Warrant which are filed as exhibits to this report and are incorporated by reference herein.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Resolution of Nasdaq Minimum Bid Price Requirement Deficiency

As previously reported, on December 9, 2022, the Company received a letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the 30 consecutive business day period between October 27, 2022, through December 8, 2022, the Company’s common stock had not maintained a minimum closing bid price of $1.00 per share (the “Minimum Bid Price Requirement”) required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until June 7, 2023 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Requirement.

On May 19, 2023, following stockholder approval at its 2023 Annual Meeting of Stockholders on May 10, 2023, the Company amended its Certificate of Incorporation to effect a reverse stock split of its outstanding shares of common stock by a ratio of 1-for-20. The reverse stock split became effective on Nasdaq on May 23, 2023.

On June 7, 2023, the Company received a letter from the Staff of Nasdaq notifying the Company that for the 10 consecutive business day period between May 23, 2023, through June 6, 2023, the Company’s common stock had maintained a minimum closing bid price of $1.00 per share or greater. As a result, the Company has regained compliance with the Minimum Bid Price Requirement by the Compliance Date, and the matter is now closed. Closing of the matter has no effect on the Company’s ongoing deficiency with respect to the Stockholders’ Equity Requirement (as defined below).

Nasdaq Stockholders’ Equity Requirement Deficiency

As previously reported, on May 16, 2023, the Company received a deficiency letter from the Staff of Nasdaq notifying the Company that it is not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, reported stockholders’ equity of $(236,792), which is below the Stockholders’ Equity Requirement for continued listing on the Nasdaq Capital Market. As of the date of this Current Report on Form 8-K, the Company does not have a market value of listed securities of $35 million, or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years, the alternative quantitative standards for continued listing on the Nasdaq Capital Market.

In accordance with Nasdaq rules, the Company has been provided 45 calendar days, or until June 30, 2023, to submit a plan to regain compliance (the “Compliance Plan”). If the Compliance Plan is acceptable to the Staff, they may grant an extension of 180 calendar days from the date of the Staff notification to regain compliance with the Stockholders’ Equity Requirement. The deficiency letter has no immediate effect on the Company’s continued listing on the Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements.

If the Staff does not accept the Compliance Plan, the Staff will provide written notification to the Company that the Compliance Plan has been rejected and that the Company’s common stock is subject to delisting. At that time, the Company may appeal the Staff’s determination to a Nasdaq Hearings Panel.

The Company intends to submit the Compliance Plan on or before June 30, 2023, monitor its stockholders’ equity and, if appropriate, consider further available options to regain compliance with the Stockholders’ Equity Requirement.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding the timing and content of our Compliance Plan, our ability to file the Compliance Plan in accordance with Nasdaq rules, whether the Staff accepts the Compliance Plan, our ability to maintain compliance with the Nasdaq continued listing requirements, and our financial condition, growth and strategies. Any or all of the forward-looking statements may turn out to be wrong or be affected by assumptions we make that later turn out to be incorrect, or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to our ability to maintain compliance with Nasdaq’s continued listing requirements, timely file our Compliance Plan in accordance with Nasdaq rules, and submit a Compliance Plan that is acceptable to the Staff, the potential delisting of our shares from the Nasdaq Capital Market due to our failure to comply with the Stockholders’ Equity Requirement, and the other risks set forth in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances unless required by law.

Item 8.01 Other Events.

On June 6, 2023, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on June 6, 2023 (File No. 333-272082))

4.2	Form of Pre-Funded Warrant (Incorporated by reference to Exhibit 4.3 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on June 5, 2023 (File No. 333-272082))

4.3	Form of Placement Agent Warrant (Incorporated by reference to Exhibit 4.4 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on June 5, 2023 (File No. 333-272082))

10.1*	Form of Securities Purchase Agreement

99.1	Press Release, dated June 6, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransCode Therapeutics, Inc.

Date: June 8, 2023	By:	/s/ Thomas A. Fitzgerald
Thomas A. Fitzgerald
Chief Financial Officer